UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2012

GOLD AMERICAN MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147056	35-2302128
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10775 Double R Boulevard, Reno, Nevada  89521
 (Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code:  (775) 996-8200

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On October 23, 2012, the resignation of Johannes Petersen as a director and officer of Gold American Mining Corp. (the “Company”) became effective. Mr. Petersen’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise but rather as a result of a change in control transaction involving the Company that was consummated on October 5, 2012, and the subsequent filing on October 23, 2012 of its Annual Report on Form 10-K for the year ended July 31, 2012.  The Board of Directors approved the resignation of Johannes Petersen as a director and officer of the Company on October 9, 2012, effective upon the filing on October 23, 2012 of the Company’s Annual Report on Form 10-K for the year ended July 31, 2012.

On October 23, 2012, the Board of Directors elected Brett Bertolami, the majority shareholder, as a director of the Company and approved the appointment of Mr. Bertolami as Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary.

As of the date of this report, our Board of Directors is comprised of Mr. Brett Bertolami.

Brett Bertolami, age 43 – Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President  and Secretary.

As Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary, Mr. Bertolami oversees all of the organizational activities of the Company, including planning, execution of business strategies, business development, SEC reporting and analyzing of the Company’s results of operations, and he manages all of its affairs.

Mr. Bertolami has over 14 years' experience as the CEO and General Manager focusing in the areas of managing, planning, personnel management, advertising, sales, finance and accounting for Jolar Corporation, a corporation that he owned in the automotive industry.  Jolar Corporation sold Toyota, Ford and Lincoln products with over $35 million in revenues for fiscal 2011.  Mr. Bertolami holds a B.A. in Economics from the University of North Carolina at Charlotte, and is a member of the National Automotive Dealers Association (“NADA”).  He has a degree in Automotive Management from NADA.

In early 2012, Mr. Bertolami sold Jolar Corporation to a third party in a private transaction.  Since the sale, he has engaged in business activities as a private investor, and expects to help the Company take advantage of business opportunities and maximize its growth potential.

Mr. Bertolami is not an officer or director of any other publicly quoted or traded corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.

Date: November 19, 2012	By:	/s/ Brett Bertolami
Name: Brett Bertolami
Title: Chief Executive Officer and Director